Exhibit 10.15c

Dated March 29, 2013

KOIDU LIMITED

(as Borrower)

and

BSG RESOURCES LIMITED

(as Guarantor)

and

LAURELTON DIAMONDS, INC.

(as Original Lender)

THIRD AMENDMENT AGREEMENT RELATING TO A US$50,000,000

AMORTISING TERM LOAN FACILITY AGREEMENT

DATED 30 MARCH 2011

THIS THIRD AMENDMENT AGREEMENT (the “Amendment Agreement”) is dated March 29, 2013 and made between:

(1)	KOIDU LIMITED (formerly Koidu Holdings S.A.), a company incorporated in the British Virgin Islands with registered number 552189 and which is registered to carry on business in Sierra Leone under registration number C.F.(F) 8/2003 (the “Borrower”);

(2)	BSG RESOURCES LIMITED, a company incorporated in Guernsey with registered number 46565 (the “Guarantor”); and

(3)	LAURELTON DIAMONDS, INC., a company incorporated under the laws of the State of Delaware, United States of America with registered number 01-0715717 (the “Original Lender”).

WHEREAS:

(A)	The Borrower, the Guarantor and the Original Lender (collectively, the “Parties” and any one of them, a “Party”) have entered into a US$50,000,000 amortising term loan facility agreement dated 30 March 2011, as amended by an amendment agreement among the Parties dated 10 May 2011 and by an amendment agreement among the Parties dated 12 February 2013 (collectively, the “Facility Agreement”).

(B)	The Borrower has requested that the payments due to the Original Lender on each of the first two repayment dates set forth in Section 6.1 of the Facility Agreement be deferred.

(C)	The Parties wish to amend the Facility Agreement on the terms and subject to the conditions set out in this Amendment Agreement.

It is agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Amendment Agreement:

“Effective Date” means the date on which this Amendment Agreement has been executed and delivered by each of the Parties.

1.2	Incorporation of Defined Terms

(i)	Terms defined in the Facility Agreement shall, unless otherwise defined herein, have the same meaning in this Amendment Agreement.

(ii)	The principles of construction set out in Clause 1.2 (Construction) of the Facility Agreement shall have effect as if set out in this Amendment Agreement mutatis mutandis.

(iii)	This Amendment Agreement is intended to take effect as a deed notwithstanding that certain parties may have executed it under hand only.

1.3	Clauses

(i)	In this Amendment Agreement any reference to a “Clause” is, unless the context otherwise requires, a reference to a Clause to this Amendment Agreement.

(ii)	Clause headings are for ease of reference only.

1.4	Third Party Rights

A person who is not a party to this Amendment Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Amendment Agreement.

1.5	Designation as Finance Document

In accordance with the Facility Agreement, the Parties designate this Amendment Agreement as a Finance Document.

1.6	Representations and Warranties

The Lender has entered into this Amendment Agreement in reliance on the following representations.

Each Obligor party hereto hereby represents and warrants that:

(i)	The draft audited financial statements for the Borrower for the year ended 31 December 2012 (the “Financial Statements”), in the form and having the content delivered to the Lender on March 15, 2013, and the indicative cash flow forecasts for the remainder of the Life of Mine of the Borrower (“Forecasts”), in the form and having the content delivered to the Lender on March 17, 2013, were (1) prepared by the Obligors in good faith, (2) at the time provided to the Lender, true and accurate in all material respects and (3) with respect to the Forecasts, prepared on the basis of assumptions believed by the Obligors to be reasonable; and

(ii)	Nothing has occurred since (1) March 15, 2013, or has been omitted from the Financial Statements, which would result in the information in the Financial Statements being misleading in any material respect or (2) March 17, 2013, or has been omitted from the Forecasts, which would result in the information in the Forecasts being misleading in any material respect.

2.	AMENDMENTS

With effect from the Effective Date, the Facility Agreement shall be amended by:

(i)	adding a new paragraph to Section 1.1, which shall be added in alphabetical order relative to the other paragraphs in Section 1.1, which shall state:

Deferred Amount means $11,876,767.09.

(ii)	deleting Section 6.1 in its entirety and replacing it with the following:

Repayment of Loans

The Borrower shall repay the Loans by paying to the Lender on each date set out in Column 1 below (each a Repayment Date) the percentage of the aggregate amount of the Loans outstanding at the close of business in New York City on the final day of the Availability Period plus the amount of any interest capitalized and added to the principal amount of each Loan pursuant to each Section 8.2.1 (each a Repayment Instalment) which is set out in Column 2 below opposite that date.

Column 1	Column 2
Repayment Date	Repayment
Instalment%
12 months after the First Repayment Date	11%
18 months after the First Repayment Date	11%
24 months after the First Repayment Date	16%
30 months after the First Repayment Date	16%
36 months after the First Repayment Date	16%
42 months after the First Repayment Date	16%
Final Maturity Date	Remainder;

(iii)	deleting Section 8.1 in its entirety and replacing it with the following:

Calculation of Interest

(a)	The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the higher of:

(i)	LIBOR plus 3.5%; and

(ii)	4%;

(b)	In addition to the foregoing, the Borrower shall pay additional interest on the Deferred Amount by paying to the Lender on each date set out in Column 1 below the amount set out in Column 2 below opposite that date.

Column 1	Column 2
Payment Date	Payment Amount
May 25, 2014	$219,049.69
November 25, 2014	$121,406.95
May 25, 2015	$110,683.39
November 25, 2015	$83,932.22
May 25, 2016	$54,506.53
November 25, 2016	$26,470.96
May 25, 2017	$4,405.19

Notwithstanding the foregoing, if the Borrower prepays all or any portion of any amount set forth in the “Principal Paid” column of Annex A prior to the ending period date corresponding to such amount, then the additional interest on such amount, which shall be paid on the date of prepayment, shall be calculated by the Lender by reference to the “Accrued Interest” column of Annex A, giving effect to the date and amount of the prepayment;

(iv)	deleting Section 8.2 in its entirety and replacing it with the following:

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period; provided that, if the Final Maturity Date shall precede the last day of an Interest Period, the accrued interest on the Loan being paid on the Final Maturity Date shall be paid by the Borrower on such Final Maturity Date;

(v)	replacing each occurrence of the phrase “second anniversary” in Sections 8.2.1 and 8.2.2 with “third anniversary”; and

(vi)	adding a new Section 19.4.4 that states:

There shall occur a default or event of default under the SCB Facility or the ECIC Facility.

3.	CONTINUITY AND FURTHER ASSURANCE

3.1	Continuing Obligations

The provisions of the Facility Agreement shall, save as amended hereby, continue in full force and effect.

3.2	Further Assurance

The Obligors shall do all such acts and things necessary to give effect to the amendments effected or to be effected pursuant to this Amendment Agreement.

4.	MISCELLANEOUS

4.1	Incorporation of Provisions

The provisions of Clause 25 (Notices), Clause 27 (Partial Invalidity) and Clause 33 (Arbitration) of the Facility Agreement shall be incorporated into this Amendment Agreement as if set out in full herein and as if references in those Clauses to “this Agreement” or “the Finance Documents” are references to this Amendment Agreement.

4.2	Counterparts

This Amendment Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Amendment Agreement by e-mail attachment or fax shall be an effective mode of delivery.

5.	GOVERNING LAW

This Amendment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

Executed as a deed and delivered on the date appearing at the beginning of this Amendment Agreement.

Execution Page

The Borrower

EXECUTED and DELIVERED as a Deed by Koidu Limited acting by its duly authorised director, Margali Management Corp., acting by its duly authorised representative	) ) ) ) /s/ Sandra Merloni-Horemans ) Director ) )

The Guarantor

SIGNED as a Deed by for and on behalf of BSG Resources Limited acting by its duly authorised director(s)	) ) ) /s/ Sandra Merloni-Horemans ) Director )

Sandra Merloni-Horemans Director	Director

Director

The Original Lender

SIGNED by /s/ James N. Fernandez Vice President for and on behalf of Laurelton Diamonds, Inc.	) ) ) )

[Signature Page to Amendment Agreement]